Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No 333-249852) pertaining to the 2020 Stock Option and Grant Plan and the 2020 Equity Incentive Plan of Galecto, Inc.,
(2)	Registration Statement (Form S-8 No 333-254805) pertaining to the 2020 Equity Incentive Plan of Galecto, Inc., and
(3)	Registration Statement (Form S-3 No. 333-260778) of Galecto, Inc.,

of our report dated February 17, 2022, with respect to the consolidated financial statements of Galecto, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

February 17, 2022